Exhibit 32
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
SARBANES-OXLEY ACT SECTION 906
Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the S&T Bancorp, Inc. (the “Company”) Quarterly Report on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher J. McComish, Chief Executive Officer of the Company, and I, Mark Kochvar, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and period covered by the Report.
This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.
Date: November 5, 2026

/s/ Christopher J. McComish	/s/ Mark Kochvar
Christopher J. McComish, Chief Executive Officer (Principal Executive Officer)	Mark Kochvar, Chief Financial Officer (Principal Financial Officer)